UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2007

HIGHWATER ETHANOL, LLC

(Exact name of small business issuer as specified in its charter)

Minnesota	333-137482	20-4798531
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

205 S. Main Street, PO Box 96

Lamberton, MN 56152

(Address of principal executive offices)

(507) 752-6160

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Agreement for Electric Service

On June 28, 2007 Highwater Ethanol, LLC (“Highwater”) executed an Agreement for Electric Service (“Agreement”) with Redwood Electric Cooperative, Inc. (the “Cooperative”), for the sale and delivery of electric power and energy which Highwater may need to operate its anticipated ethanol plant to be located near Lamberton, Minnesota.  In exchange for electric service, Highwater agrees to pay the Cooperative an annual facilities charge of approximately $12,000 plus the Cooperative’s standard electrical rates.  Highwater, upon execution of the Agreement, became a member of the Cooperative and is bound by its articles of incorporation and bylaws.  This Agreement shall remain in effect for ten years following the initial billing period.  In the event Highwater wishes to continue receiving electrical service from the Cooperative beyond the ten year period, Highwater will need to enter into a new agreement with the Cooperative at least one year prior to the expiration of the Agreement.

Item 9.01 Financial Statements and Exhibits

(a)	None.

(b)	None.

(c)	None.

(d)	Exhibit No.	Description

	99.1	Agreement for Electric Service between Highwater Ethanol, LLC and Redwood Electric Cooperative, Inc. dated June 28, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHWATER ETHANOL, LLC

July 3, 2007	/s/ Brian Kletscher
Date	Brian Kletscher, Chairman, President, Governor